                                                                     EXHIBIT 3.2
                                                                     -----------

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                                VAIL BANKS, INC.


                                   ARTICLE I

                                    OFFICES
                                    -------

     Section 1.  Registered Office.  The registered office shall be in the State
                 -----------------
of Colorado, County of Eagle.

     Section 2.  Other Offices.  The corporation may also have offices at such
                 -------------
other places both inside and outside the State of Colorado as the board of directors may from time to time determine and the business of the corporation may require or make desirable.

                                   ARTICLE II

                             SHAREHOLDERS' MEETINGS
                             ----------------------

     Section 1.  Annual Meetings.  The annual meeting of the shareholders of the
                 ---------------
corporation shall be held at the principal office of the corporation or at such other place inside or outside the State of Colorado as may be determined by the board of directors, on such date and at such time as may be determined by the Board of Directors. Annual meetings may be called by the directors or the President or the Secretary or by any officer instructed by the directors or the President to call the meeting.

     Section 2.  Special Meetings.  Special meetings of the shareholders shall
                 ----------------
be held at the principal office of the corporation or at such other place inside or outside the State of Colorado as may be designated in the notice of said meetings, upon call of the Board of Directors or the Chairman or the President or by any officer instructed by the directors or the President to call the meeting or at the request in writing of shareholders owning at least 10% of the issued and outstanding capital stock of the corporation entitled to vote thereat. Any such request shall state the purposes for which the meeting is to be called. A special meeting shall be held on the date fixed by the directors except when the Colorado Corporation Code confers the right to call a special meeting upon the shareholders.

     Section 3.  Notice of Meetings.  Written notice of every meeting of
                 ------------------
shareholders, stating the place, date and hour of the meetings, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days (or not less than any such other minimum period of days as may be then prescribed by the Colorado Corporation
Code) nor more than
sixty days before the date of the meeting. Whenever any notice is required to be given to any shareholder, a waiver thereof in writing signed by him or her whether before or after the time stated therein shall be the equivalent to the giving of such notice.

     Section 4.  Voting Group; Quorum.  Unless otherwise provided by the
                 --------------------
Articles of Incorporation or the Colorado Corporation Code, a majority of the votes entitled to be cast on a matter by a class of stock which votes as a separate class ("a voting group") constitutes a quorum. Once a share is represented for any purpose at a meeting, including the purpose of determining that a quorum exists, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless otherwise provided in the Articles of Incorporation or unless a new record date is set for that adjourned meeting. If a quorum shall not be represented at any meeting of the shareholders, such meeting may be adjourned for a period not to exceed sixty days at any one adjournment.

     Section 5.  Voting.  Meetings of the shareholders shall be presided over by
                 ------
one of the following officers in the order of seniority and if present and acting -- the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting.

     Unless otherwise provided by the Articles of Incorporation or the Colorado Corporation Code, each outstanding share, regardless of class, is entitled to one vote, and each fractional share is entitled to a corresponding vote, on each matter voted on at a shareholders' meeting.

     Every shareholder may authorize another person or persons to act for him by proxy, in all matters in which a shareholder is entitled to participate, whether for the purposes of determining his presence at a meeting, or whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting, or otherwise. Every proxy shall be executed in writing on an appointment form by the shareholder, or by his duly authorized attorney-in-fact, and filed with the corporation. No appointment form shall be valid after eleven months from the date of its execution, unless otherwise provided in the appointment form.

     Unless otherwise provided by the Articles of Incorporation, these Bylaws, or the Colorado Corporation Code, if a quorum is present, a voting group may take action on a matter if the votes cast favoring the action exceed the votes cast opposing the action.

     Section 6.  Consent of Shareholders.  Any action required or permitted to
                 -----------------------
be taken at any meeting of the shareholders may be taken without a meeting if all of the shareholders entitled to vote thereon consent thereto in writing, setting forth the action so taken, and filed with the corporation.

     Section 7.  List of Shareholders.  The corporation shall keep at its
                 --------------------
principal office or at a place identified in the notice of the meeting a record of its shareholders, giving their names and addresses, voting groups, class or series of shares and number of shares of each class or series held by each shareholder. The corporation shall make the shareholder's list available for inspection no earlier than ten days before the meeting for which the list was prepared or two business days after notice is given and continuing through the meeting and any adjournment thereof.

     Section 8.    Conduct of Meeting.  At any meeting of shareholders, the
                   ------------------
chairman of the meeting shall be entitled to establish the rules of order governing the conduct of business at the meeting.

     Section 9.  Nominations.  (a)  If any shareholder intends to nominate or
                 -----------
cause to be nominated any candidate for election to the Board of Directors (other than any candidate to be sponsored by and proposed by the Board of Directors), such shareholder shall notify the president by first class registered mail sent not less than fourteen nor more than fifty days before the scheduled meeting of the shareholders at which directors will be elected. However, if less than twenty-one days notice of the meeting is given to shareholders, such nomination shall be delivered or mailed to the president not later than the close of the seventh day following the date on which the notice of the shareholders' meeting was mailed. Such notification shall contain the following information with respect to each nominee, to the extent known to the shareholder giving such notification:

          (1)  Name, address and principal present occupation;

          (2) To the knowledge of the shareholder who proposed to make such nomination, the total number of shares that may be voted for such proposed nominee;

          (3) The names and address of the shareholders who propose to make such nomination, and the number of shares of the corporation owned by each of such shareholders; and

          (4) The following additional information with respect to each nominee: age, past employment, education, beneficial ownership of shares in the corporation, past and present financial standing, criminal history (including any convictions, indictments or settlements thereof), involvement in any past or pending litigation or administrative proceedings (including threatened involvement), relationship to and agreements (whether or not in writing) with the shareholder(s) (and their relatives, subsidiaries and affiliates) intending to make such nomination, past and present relationships or dealings with the corporation or any of its subsidiaries, affiliates, directors, officers or agents, plans or ideas for managing the affairs of the corporation (including, without limitation, any termination of employees, any sales of corporate assets, any proposed merger, business combination or recapitalization involving the corporation, and any proposed dissolution or liquidation of the corporation), and all additional information relating to such person that would be required to be disclosed, or otherwise required, pursuant to Sections 13 or 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), in connection with any acquisition of shares by such nominee or in connection with the solicitation of proxies by such nominee for his election as a director, regardless of the applicability of such provisions of the Exchange Act.

          (b) Any nominations not in accordance with the provisions of this Section may be disregarded by the chairman of the meeting, and upon instruction by the chairman, votes cast for each such nominee shall be disregarded. In the event, however, that a person should be nominated by more than one shareholder, and if one such nomination complies with the provisions of this Section, such nomination shall be honored, and all shares voted for such nominee shall be counted.

                                  ARTICLE III

                                   DIRECTORS
                                   ---------

     Section 1.  Powers.  The business and the affairs of the corporation shall
                 ------
be managed by a Board of Directors.

     Section 2.  Notice.  The board of directors shall consist of the number and
                 ------
shall be elected in the manner and serve the term as set forth in the Amended and Restated Articles of Incorporation. Except as provided in this Article with respect to filling vacancies on the board, the directors shall be elected by the shareholders as provided in Article II, and each director elected shall hold office until his successor is elected and qualified or until his earlier resignation, removal from office, or death. Directors shall be natural persons who have attained the age of 18 years, but need not be residents of the State of Colorado or shareholders of the corporation.

     Section 3.  Vacancies. In the interim between annual meetings of
                 ---------
shareholders or of special meetings of shareholders called for the election of directors, any vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, may be filled by the shareholders or the Board of Directors or by the affirmative vote of a majority of the remaining directors, although less than a quorum exists. If the vacant office was held by a director elected by a voting group of shareholders and one or more of the remaining directors were elected by the same voting group, only such directors are entitled to vote to fill the vacancy if it is filled by directors, and they may do so by the affirmative vote of a majority of such directors remaining in office; and only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders. A vacancy or vacancies in the Board of Directors may result from the death, resignation, disqualification, or removal of any director, or from an increase in the number of directors.

     Section 4.  Meetings and Notice.  The Board of Directors or of any
                 -------------------
committee thereof may hold meetings at such place, either inside or outside the State of Colorado as shall be fixed by the Board or any committee thereof, as the case may be, except Meetings of the Board of Directors shall be presided over by the following directors in the order of seniority and if present and acting--the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, or any other director chosen by the Board. No call shall be required for regular meetings of the Board of Directors or of any committee thereof for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, or the President or of a majority of the directors in office. No notice shall be required for regular meetings of the Board of Directors or of any committee thereof, as the case may be, for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for any such special meetings within at least one day of such meeting. The notice of any such meeting need not specify the business to be transacted or the purpose of the meeting. Attendance of a director at any such meeting shall constitute a waiver of notice of the meeting, except where any such director attends the meeting for the express purpose of objecting to the transaction of any business because of lack of notice or defective notice or with respect to the purpose for such required special notice and does not thereafter vote for or assent to action taken at the meeting. A director may waive notice of a meeting before or after the time and date of the meeting stated in the notice provided such waiver is in writing, signed by the director and delivered to the corporation.

     Section 5.  Quorum.  A majority of the full Board of Directors shall
                 ------
constitute a quorum. Except as herein otherwise provided, and except as may be otherwise provided by the Colorado Corporation Code, the act of the Board shall be the act of a majority of the directors present at a meeting at which a quorum is present.

     Section 6.  Conference Telephone Meeting.  At the discretion of the
                 ----------------------------
Chairman of the Board or the Executive Committee, members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or of a committee thereof by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other at the same time. Such participation in the meeting shall constitute presence in person.

     Section 7.  Consent of Directors.  Any action required or permitted to be
                 --------------------
taken at any meeting of directors, or any action which may be at a meeting of directors or of the Executive Committee or other committee, if any, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or all of the members of the Executive Committee or other committee as the case may be.

     Section 8.  Committees.  The Board of Directors may, by resolution adopted
                 ----------
by a majority of the full Board, designate from among its members an Executive Committee and one or more other committees, which, to the extent provided in the resolution shall have and may exercise all the authority of the Board of Directors with the exception of any authority the delegation of which is prohibited by Section 7-108-206 of the Colorado Corporation Code.

     Section 9.  Removal of Directors.  At a meeting called expressly for that
                 --------------------
purpose, the entire Board of Directors or any individual director may be removed from office with or without cause by the vote of shareholders only if the number of votes cast in favor of removal exceeds the number of votes cast against removal. If a director is elected by a voting group of shareholders only the shareholders of that voting group may participate in the vote to remove that director.

     Section 10.  Compensation of Directors. The Board may fix the
                  -------------------------
compensation of directors.

     Section 11.    Vote Required for Action.  If a quorum is present when
                    ------------------------
a vote is taken, the affirmative vote of a majority of directors present at the time of the vote will be the act of the Board of Directors unless a greater number of directors is required by the Colorado Corporation Code. A director who is present at a meeting of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (a) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding the meeting or transacting business at it; (b) his or her dissent or abstention from the action taken is entered in the minutes of the meeting; or
(c) he or she delivers written notice of dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

                                   ARTICLE IV

                                    OFFICERS
                                    --------


     Section 1.  Number.  The officers of the corporation shall be chosen by the
                 ------
Board of Directors. The board of directors may also choose or allow appointed officers to choose such other officers or assistant officers as may be deemed necessary. Any two or more offices may be held by the same person, except the offices of President and Secretary. The Board of Directors shall delegate to one or more of the officers responsibility for the preparation and maintenance of the directors' and shareholders' meeting and other records and information required to be kept by the corporation pursuant to section 7-116-101 of the Colorado Corporation Code and for authenticating records of the corporation. Each officer shall be a natural person of the age of at least eighteen years.

     Section 2.  Term of Office.  Unless otherwise provided by resolution of
                 --------------
election or appointment each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor has been elected and qualified.

     Section 3.  Removal.  The Board of Directors or Executive Committee may
                 -------
remove any officer or agent whenever in its judgment the best interests of the corporation will be served thereby. Removal will be without prejudice to the contract rights, if any, of the person removed, but shall be effective notwithstanding any damage claim that may result from infringement of such contract rights.

     Section 4.  Powers and Duties.  The officers of the corporation shall have
                 -----------------
the authority and perform the duties set forth with respect to his or her office in these Bylaws or, to the extent not inconsistent with these Bylaws, by the Board of Directors or by an officer authorized by the Board of Directors.

     Section 5.  Vacancies.  Any vacancy in an office resulting from any cause
                 ---------
may be filled by the board of directors.

                                   ARTICLE V

                                  CERTIFICATE
                                  -----------

     Section 1.  Form of Certificate.  Certificates representing shares shall
                 -------------------
set forth thereon the statements prescribed by Section 7-106-206 of the Colorado Corporation Code and by any other applicable provision of law and shall be signed by the Chairman or Vice-Chairman of the Board of Directors or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

     No certificate shall be issued for any share until such share is fully paid.

     Section 2.  Transfers.  Upon compliance with any provisions restricting the
                 ---------
transferability of shares that may be set forth in the Articles of Incorporation, these Bylaws, or any written agreement in respect thereof, transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, if any. Except as may be otherwise provided by law, the person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the corporation, shall be so expressed in the entry of transfer.

     Section 3.   Rights of Corporation with Respect to Registered Owners.
                  -------------------------------------------------------
Prior to due presentation for transfer of registration of its shares, the Corporation may treat the registered owner of the shares (or the beneficial owner of the shares to the extent of any rights granted by a nominee certificate on file with the corporation pursuant to any procedure that may be established by the corporation in accordance with the Colorado Corporation Code) as the person exclusively entitled to vote the shares, to receive any dividend or other distribution with respect to the shares, and for all other purposes; and the corporation shall not be bound to recognize any equitable or other claim to or interest in the shares on the part of any other person, whether or not it has express or other notice of such a claim or interest, except as otherwise provided by law.

     Section 4.  Record Date.  For the purpose of determining shareholders
                 -----------
entitled (a) to notice of a meeting of shareholders, (b) to demand a special meeting, (c) to vote or (d) to take any other action, the Board of Directors may fix a future date as the record date. The record date may not be more than seventy days prior to the date on which the particular action, requiring determination of shareholders, is to be taken. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to an adjournment of the meeting unless the Board of Directors shall fix a new record date for the reconvened meeting, which it shall do if the meeting is adjourned to a date more than one hundred and twenty days after the date fixed for the original meeting.

     The record date for determining the shareholders entitled to take action without a meeting or entitled to be given notice is the date a writing upon which the action is taken pursuant to Article II Section 6 of these Bylaws is first received by the corporation.

     Section 5.  Fractional Share Interest or Scrip.  The corporation may issue
                 ----------------------------------
fractions of a share, arrange for the disposition of fractional interests by the shareholders, pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or issue scrip in registered or bearer form, which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share. A certificate for a fractional share shall, but scrip shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause such scrip to be issued subject to the condition that it shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the condition that the shares for which the scrip is exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of such scrip, or subject to any other conditions which the

Board of Directors may deem advisable. A fractional share be entitled to a corresponding and fractional vote.

     Section 6.  Meaning of Certain Terms.  As used herein in respect of the
                 ------------------------
right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "shareholder" or "shareholders" refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Articles of Incorporation confer such rights where there are two or more classes or series of shares or upon which or upon whom the Colorado Corporation Code confers such rights notwithstanding that the Articles of Incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

                                   ARTICLE VI

                               GENERAL PROVISIONS
                               ------------------

     Section 1.  Fiscal Year.  The fiscal year of the corporation shall be
                 -----------
fixed, and shall be subject to change, by the Board of Directors.

     Section 2.  Corporate Seal. The corporate seal shall have inscribed thereon
                 --------------
the name of the corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require.

     Section 3.  Notice. (a)  Whenever these Bylaws require notice to be given
                 ------
to any stockholder or to any director, the notice may be given by mail, in person, by courier delivery, by telephone, or by telecopier, telegraph, or similar electronic means. Whenever notice is given to a stockholder or director by mail, the notice shall be sent by depositing the notice in a post office or letter box in a postage-prepaid, sealed envelope addressed to the stockholder or director at his or her address as it appears on the books of the Corporation. Any such written notice given by mail shall be effective: (i) if given to stockholders, as such, at the time the same is deposited in the United States mail; and (ii) in all other cases, at the earliest of (x) when delivered, properly addressed, to the addressee's last known principal place of business or residence, (y) three days after its deposit in the mail, as evidenced by the postmark, if mailed with first-class postage prepaid and correctly addressed, or
(z) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Whenever notice is given to a stockholder or director by any means other than mail, the notice shall be deemed given when received.

(b) In calculating time periods for notice, when a period of time measured in days, weeks, months, years, or other measurement of time is prescribed for the exercise of any privilege or the discharge of any duty, the first day shall not be counted but the last day shall be counted.

                                  ARTICLE VII

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS
                   -----------------------------------------

  Section 1.  Indemnification of Directors and Officers.  The corporation shall
              -----------------------------------------
indemnify and hold harmless any person (an "Indemnified Person") who is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action or suit by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, against expenses (including, but not limited to, attorneys' fees and disbursements, court costs and expert witness fees), and against any judgments, fines, and amounts paid in settlement (if such settlement amounts were previously approved by the Board of Directors) actually and reasonably incurred by him in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, in all other cases, his or her conduct was not opposed to the corporation's best interests and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, in any case, that no indemnification shall be made in respect of expenses, judgments, fines and amounts paid in settlement attributable to circumstances as to which, under applicable provisions of the Colorado Corporation Code as in effect from time to time, such indemnification may not be authorized by action of the Board of Directors, the shareholders or otherwise.

  Section 2.  Indemnification of Employees and Agents.  The Board of Directors
              ---------------------------------------
shall have the power to cause the corporation to provide to any person who is or was an employee or agent of the corporation all or any part of the right to indemnification and other rights of the type provided under Sections 1, 4 and 10 of this Article (subject to the conditions, limitations, obligations and other provisions specified herein), upon a resolution to that effect identifying such employee or agent (by position or name) and specifying the particular rights provided, which may be different for each employee or agent identified. Each employee or agent of the corporation so identified shall be an "Indemnified Person" for purposes of the provisions of this Article.

  Section 3.  Subsidiaries and Other Organizations.  The board of directors
              ------------------------------------
shall have the power to cause the corporation to provide to any person who is or was a director, officer, employee, fiduciary or agent of the corporation or who also is or was a director, officer, trustee, partner, employee, fiduciary or agent of a Subsidiary (as defined below), or is or was serving at the corporation's request in such a position with any other organization, all or any part of the right to indemnification and other rights of the type provided under Sections 1, 5 and 11 of this Article (subject to the conditions, limitations, obligations and other provisions specified herein), with respect to service by such person in such position with a Subsidiary or other organization, upon a resolution identifying such person, the Subsidiary or other organization involved (by name or other classification), and the particular rights provided, which may be different for each person so identified. Each person so identified shall be an "Indemnified Person" for purposes of the provisions of this Article. As used in this Article, "Subsidiary" shall mean (i) another corporation, joint venture, trust, partnership or unincorporated business association more than 20% of the voting capital stock or other voting equity interest of which was, at or after the time of the circumstances giving rise to such action, suit or proceeding, owned, directly or indirectly, by the corporation; or (ii) a nonprofit corporation that receives its principal financial support from the corporation or its Subsidiaries.

  Section 4.  Determination.  Notwithstanding any judgment, order, settlement,
              -------------
conviction or plea in any action, suit or proceeding of the kind referred to in
Section 1 of this Article, an Indemnified Person shall be entitled to indemnification as provided in such Section 1 if a determination that such Indemnified Person is entitled to such indemnification shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who are not at the time parties to the proceeding; or (ii) if a quorum cannot be obtained under (i) above, by majority vote of a committee duly designated by the Board of Directors (in which designation interested directors may participate), consisting solely of two or more directors who are not at the time parties to the proceeding; or (iii) by independent legal counsel selected by a vote of the Board of Directors or the committee in the manner specified in (i) and (ii) above (if a quorum of the full board cannot be obtained and a committee cannot be established, then the legal counsel may be selected by a majority vote of the full Board of Directors or the shareholders). If legal counsel determines that indemnification shall be made, the authorization of indemnification shall be made by the body that selected legal counsel.

  Section 5.  Advances.  A corporation may pay for or reimburse the reasonable
              --------
expenses incurred by an Indemnified Person in advance of final disposition of the proceeding if the Indemnified Person (a) provides the corporation a written affirmation of his or her good faith belief that he or she has met the standard of conduct described in Section 1; (b) the Indemnified Person provides the corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under applicable law. Determination and authorizations of advances shall be made in the manner specified in Section 3.

  Section 6.  Non-Exclusivity.  Subject to any applicable limitation imposed by
              ---------------
the Colorado Corporation Code or the Articles of Incorporation, the indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, resolution or agreement specifically or in general terms approved or ratified by the affirmative vote of holders of a majority of the shares entitled to be cast thereon.

  Section 7.  Mandatory Indemnification.  The corporation shall indemnify an
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Indemnified Person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party, against reasonable expenses incurred by him or her in connection with the proceeding.

  Section 8.  Insurance.  The corporation shall have the power to purchase and
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maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation, or who, while a director, officer, employee, fiduciary or agent of the corporation, is or was serving as a director, officer, trustee, partner, employee fiduciary or agent, at the request of the corporation, of any other organization, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

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

  Section 9.  Notice.  If the corporation indemnifies or advances expenses to a
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director under this Article in connection with a proceeding by or in the right of the corporation, the corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholders action is taken without a meeting at the instigation of the Board of Directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

  Section 10.  Amendment.  Any amendment to this Article that limits or
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otherwise adversely affects the right of indemnification, advancement of expenses, or other rights of any Indemnified Person hereunder shall, as to such Indemnified Person, apply only to claims, actions, suits or proceedings based on actions, events or omissions (collectively, "Post Amendment Events") occurring after such amendment and after delivery of notice of such amendment to the Indemnified Person so affected. Any Indemnified Person shall, as to any claim, action, suit or proceeding based on actions, events or omissions occurring prior to the date of receipt of such notice, be entitled to the right of indemnification, advancement of expenses and other rights under this Article to the same extent as if such provisions had continued as part of this Article without such amendment. This Section cannot be altered, amended or repealed in a manner effective as to any Indemnified Person (except as to Post Amendment Events) without the prior written consent of such Indemnified Person.

  Section 11.  Agreements.  In addition to the rights provided in this Article,
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the corporation shall have the power, upon authorization by the board of directors, to enter into an agreement or agreements providing to any person who is or was a director, officer, employee or agent of the corporation indemnification rights substantially similar to, or greater than, those provided in this Article.

  Section 12.  Continuing Benefits.  The indemnification and advancement of
               -------------------
expenses provided by or granted pursuant to this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

  Section 13.  Successors.  For purposes of this Article, the terms "the
               ----------
corporation" or "this corporation" shall include any foreign or domestic entity that is a predecessor of a corporation as a result of merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

  Section 14.  Severability.  Each of the sections of this Article, and each of
               ------------
the clauses set forth herein, shall be deemed separate and independent, and should any part of any such section or clause be declared invalid or unenforceable by any court of competent jurisdiction, such invalidity or unenforceability shall in no way render invalid or unenforceable any other part thereof or any other separate section or clause of this Article that is not declared invalid or unenforceable.

  Section 15.  Additional Indemnification.  In addition to the specific
               --------------------------
indemnification rights set forth herein, the corporation shall indemnify each of its directors and officers to the full extent permitted by action of the board of directors without shareholder approval under the Colorado Corporation Code or other laws of the State of Colorado as in effect from time to time.

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

                                  ARTICLE VIII

                                   AMENDMENTS
                                   ----------

     The Board of Directors and the shareholders shall have the power to amend the Bylaws at any time to add, change, or delete a provision.

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